Exhibit h.4
427,915 Shares of Common Stock
Par Value $0.001 Per Share
of
TORTOISE ENERGY INFRASTRUCTURE CORPORATION
PLACEMENT AGENCY AGREEMENT
March 27, 2007
Stifel, Nicolaus & Company, Incorporated
As Placement Agent
One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102
Ladies and Gentlemen:
     Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “FUND”), and the Fund’s investment adviser, Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “ADVISER”), propose to sell shares of common stock, par value $0.001 per share, of the Fund (the “SHARES”), directly to certain investors (the “INVESTORS”). The Fund and the Advisor desire to engage Stifel, Nicolaus & Company, Incorporated as the placement agent (the “PLACEMENT AGENT”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).
     The Fund has filed with the Securities and Exchange Commission (the “COMMISSION”) a registration statement on Form N-2 (File Nos. 333-140457 and 811-21462) which became effective on March 14, 2007, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 ACT”), and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 ACT”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “RULES AND REGULATIONS”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A (“RULE 430A”) and paragraph (c) and/or (h) of Rule 497 (“RULE 497”) of the Rules and Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “RULE 430A INFORMATION.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “PRELIMINARY PROSPECTUS.” Such registration statement, including the amendments thereto, the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information and any statement of additional information incorporated therein by reference, is herein called the “REGISTRATION STATEMENT.” Any registration statement filed pursuant to Rule 462(d) of the Rules and Regulations is herein referred to as the “RULE 462(D) REGISTRATION STATEMENT,” and the term “REGISTRATION STATEMENT” shall include any Rule 462(d) Registration Statement that shall have been filed. The final prospectus in the form first furnished to the Placement Agent for use in connection with the issuance and sale of the Shares to the Investors, including the statement of additional information incorporated therein by reference, is herein called the “PROSPECTUS.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
     The Fund hereby confirms that the Placement Agent, in connection with its duties in such capacity, is authorized to distribute or cause to be distributed the Prospectus in accordance with the terms of this Agreement.
     Section 1. Representations and Warranties.
          (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser represent and warrant to the Placement Agent as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with the Placement Agent, as follows:
          (i) Compliance With Registration Requirements. Each of the Registration Statement and any Rule 462(d) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(d) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(d) Registration Statement and any post-effective amendment thereto relating to the issuance and sale of the Shares to the Investors (filed before the Closing Time) became effective and at the Closing Time, as hereinafter defined, the Registration Statement, the Rule 462(d) Registration Statement, the notification of Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not

and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, any Preliminary Prospectus nor any amendment or supplement thereto, at the time the Prospectus, Preliminary Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Preliminary Prospectus made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Placement Agent for use in the Registration Statement or Prospectus.
     As of the date hereof, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “GENERAL DISCLOSURE PACKAGE”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement, “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Placement Agent for use in connection with the issuance and sale of Shares to the Investors was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     If a Rule 462(d) Registration Statement is required in connection with the issuance and sale of the Shares to the Investors, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.
     At the time of filing the Registration Statement, any 462(d) Registration Statement and any post-effective amendments thereto relating to the issuance and sale of the Shares to the Investors and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
          (ii) Incorporation of Documents by Reference. The documents incorporated in the Registration Statement, the Prospectus and the Statutory Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act, the 1940 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (iii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and Regulations and the Fund and the Adviser have no reason to believe that they are not independent public accountants.
          (iv) Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the date indicated and has been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included in the Registration Statement.
          (v) Expense Summary. The information set forth in the Prospectus in the fee table contained in the section of the Prospectus entitled “Summary of Company Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.
          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a “MATERIAL ADVERSE EFFECT”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.
          (vii) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (viii) No Subsidiaries. The Fund has no subsidiaries.
          (ix) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a nondiversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.
          (x) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “ADVISERS ACT”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “ADVISERS ACT RULES AND REGULATIONS”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Fund’s knowledge after due inquiry, no director of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of the Placement Agent.
          (xi) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the General Disclosure Package and the Prospectus as of the date thereof under the captions “The Company” and “Description of Securities.” All issued and outstanding shares of common stock, par value $0.001 per share (the “COMMON SHARES”), and all issued and outstanding Money Market Cumulative Preferred Shares of the Fund (the “PREFERRED SHARES”) have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares or Preferred Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.
          (xii) Authorization and Description of Shares. The Shares to be purchased by the Investors from the Fund have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Fund pursuant to one or more Purchase Agreements (as defined herein) against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance and sale of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

          (xiii) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “AGREEMENTS AND INSTRUMENTS”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, any Purchase Agreements, the Investment Advisory Agreement, the Custody Agreement, the Stock Transfer Agency Agreement, the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Custody Agreement,” the “Stock Transfer Agency Agreement,” the “Fund Administration Servicing Agreement,” and the “Fund Accounting Servicing Agreement,” respectively and collectively the “OFFERING AGREEMENTS”) and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares to the Investors and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “REPAYMENT EVENT” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.
          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement and any Purchase Agreements or the performance by the Fund of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration

Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
          (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.
          (xvi) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “INTELLECTUAL PROPERTY”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.
          (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder and under any Purchase Agreement, in connection with the issuance and sale of the Shares to the Investors or the consummation of the transactions contemplated by this Agreement and any Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 ACT”), or under the rules of the New York Stock Exchange (“NYSE”) or the NASD, Inc. (“NASD”) or state securities laws. In furtherance of the foregoing, the Fund represents and warrants that it has previously filed, in consultation with the Placement Agent, with the NASD all Rule 482 Statements which are required to be filed with the NASD.
          (xviii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “GOVERNMENTAL LICENSES”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
          (xix) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “electronic road show presentations,” “road show slides” and “road show scripts”) authorized in writing by or prepared by the Fund or the Adviser used in connection with the issuance and sale of the Shares to the Investors (collectively, “SALES MATERIAL”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Fund by or on behalf of the Placement Agent through you expressly for use therein), including any requirement to file any Rule 482 Statement.
          (xx) Subchapter M. The Fund has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “CODE”) (or any successor provisions thereto), to be treated as a regulated investment company for federal income tax purposes.
          (xxi) Distribution of Offering Materials. The Fund has not distributed and, prior to the later of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Statutory Prospectus and the Prospectus.
          (xxii) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations, the NASD and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund has developed and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the 1940 Act) that are effective in ensuring that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

          (xxiii) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s Knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus and which payment has not been so disclosed.
          (xxiv) Material Agreements; Enforceability. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement, each Purchase Agreement and the other Offering Agreements, this Agreement, each Purchase Agreement and each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.
          (xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.
          (xxvi) NYSE Listing. The Fund’s common stock has been duly authorized for listing on the NYSE and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.
          (xxvii) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The United States federal income tax returns of the Fund through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Fund. The Fund has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.

          (xxviii) Insurance. The Fund carries on or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
          (xxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained written consent to the use of such data from such sources.
          (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to the Placement Agent as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof as follows:
          (i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “ADVISER MATERIAL ADVERSE EFFECT”).
          (ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.
          (iii) Description of Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package, Prospectus and in the Offering Agreements.
          (v) Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser, and (assuming the due authorization, execution and delivery of each other party thereto) each such Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement, any Purchase Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, (ii) the limited liability company operating agreement and other organizational documents of the Adviser, or (iii) to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, any Purchase Agreement or the Investment Advisory Agreement, except as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.
          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Investment Advisory Agreement.
          (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any “affiliated person” of the Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in Adviser Material Adverse Effect or, materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.
          (viii) Absence of Violation or Default. The Adviser is not in violation of its limited liability company operating agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that have not and could not result in an Adviser Material Adverse Effect.
          (c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Placement Agent as to the matters covered thereby.
     Section 2. Agreement to Act as Placement Agent, Delivery and Payment.
          (a) Engagement of Placement Agent. The Placement Agent agrees to act as the Fund’s exclusive placement agent, on a reasonable efforts basis, in connection with the issuance and sale by the Fund of the Shares to the Investors. The Fund acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. As compensation for their services hereunder, the Fund agrees to pay at the Closing Time (as defined below) to the Placement Agent by wire transfer of immediately available funds an amount equal to ___% of the proceeds received by the Fund from the sale of the Shares.
          (b) Payment. Payment of the purchase price for, and delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, at 10:00 A.M. (Eastern time) to take place no later than the third or fourth business day (as permitted under Rule 15c6-1 under the 1934 Act) after the determination of the sales price of the Shares (such time and date of payment and delivery being herein called the “CLOSING TIME”). All actions taken at the Closing shall be deemed to have occurred simultaneously.
          (c) Payment for the Shares. Payment of the purchase price for the Shares shall be made by the Investors by wire transfer in immediately available funds to a bank account designated by the Fund, upon delivery of the Shares through the facilities of The Depository Trust Company, to the Investors, and shall be registered in such name or names and shall be in such denominations, as the Investors may request at least one business day before the Closing Time.
          (d) Purchase Agreements. The several purchases of the Shares by the Investors shall be evidenced by the execution of one or more purchase agreements each substantially in the form attached hereto as Exhibit A (the “PURCHASE AGREEMENT”).
          (e) No other Sales of Common Shares. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Time, the Fund shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Common Shares (other than pursuant to the exercise of options or warrants to purchase Common Shares that are outstanding at the date hereof) otherwise than through the Placement Agent.